Exhibit 10.3

EXECUTION VERSION

SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is executed as of December 2, 2013 and effective as of the Effective Date (as defined below), among each of the undersigned grantors, the Additional Grantors (as hereinafter defined) (each, a “Grantor”), and U.S. BANK NATIONAL ASSOCIATION (“US Bank”), as collateral agent for the Secured Parties (US Bank in such capacity, together with its successors and assignees, herein called “Collateral Agent”).

RECITALS:

1. Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), has entered into that certain Credit Agreement dated as of even date herewith (such Credit Agreement, as from time to time amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “Revolving Credit Agreement”), among ETE, as borrower, the Revolving Administrative Agent and the Revolving Lenders from time to time party thereto, pursuant to which the Revolving Lenders have agreed to advance funds and extend credit to ETE.

2. Of even date herewith, ETE has entered into a Senior Secured Term Loan Agreement (as from time to time amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the “Term Loan Credit Agreement”), among ETE, as borrower, the Term Loan Administrative Agent and the Term Loan Lenders from time to time party thereto, pursuant to which the Term Loan Lenders have agreed to make term loans to ETE in an initial aggregate principal amount of $1,000,000,000.

3. ETE has issued its 7.500% Senior Notes due 2020 pursuant to that certain Indenture dated September 20, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of September 20, 2010, by the Second Supplemental Indenture dated as of December 20, 2011, by the Second Supplemental Indenture dated as of February 16, 2012 and by the Third Supplemental Indenture dated as of April 24, 2012 (as so supplemented, the “7.500% Notes Indenture”), between ETE, as issuer, and U.S. Bank National Association, as trustee, which evidences Senior Note Obligations in an aggregate principal amount of $1,187,057,000 outstanding as of the date hereof.

4. ETE has issued its 5.875% Senior Notes due 2024 pursuant to the Fourth Supplemental Indenture dated as of the date hereof to the Base Indenture (as so supplemented, the “5.875% Notes Indenture”), which evidences Senior Note Obligations in the aggregate original principal amount of $450,000,000.

5. Of even date herewith, the Revolving Administrative Agent, the Term Loan Administrative Agent and the Indenture Trustee have entered into that certain Amended and Restated Collateral Agency Agreement to be effective as of the Effective Date (as from time to time amended, supplemented, restated, modified, replaced, the “Collateral Agency Agreement”) with US Bank pursuant to which it has been appointed Collateral Agent which shall be effective as of the Effective Date.

6. Each Grantor and each direct and indirect Subsidiary of ETE are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.

7. Each of the applicable governing bodies or the members of each Grantor (or of each Grantor’s general partner), as applicable, has determined that such Grantor’s execution, delivery and performance of this Security Agreement may reasonably be expected to benefit such Grantor, directly or indirectly, and are in the best interests of such Grantor.

NOW, THEREFORE, to induce the Secured Parties to enter into the various Transaction Documents to which they are or will be a party and/or to comply with the terms and covenants of the Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS

ARTICLE I

Definitions and References

Section 1.1 General Definitions. As used herein, the following terms shall have the following meanings:

“5.875% Indenture” has the meaning given to such term in the Recitals.

“7.500% Indenture” has the meaning given to such term in the Recitals.

“Account Debtor” means each Person who is obligated on a Receivable or any supporting obligation related thereto.

“Additional Grantor” has the meaning given to such term in Section 5.2.

“Additional Secured Obligations” means any other indebtedness, obligations, liabilities, indemnities and reimbursements owed by ETE or any of its Subsidiaries and designated as an “Additional Secured Obligation” for purposes of this Security Agreement in a Collateral Agency Joinder (as defined in the Collateral Agency Agreement), in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the documents referred to in clauses (a), (b) and (c) of the definition of Transaction Documents contained herein, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

“Collateral” means all property, of whatever type, that is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party but excluding the Excluded Assets.

“Collateral Agency Agreement” has the meaning given to such term in the Recitals.

“Collateral Agency Hedge Counterparty Joinder” means with respect to the provisions of the Collateral Agency Agreement relating to any Other Hedging Obligations, an agreement substantially in the form of Exhibit B to the Collateral Agency Agreement.

“Collateral Agency Joinder” means with respect to the provisions of the Collateral Agency Agreement relating to any Additional Secured Obligations, an agreement substantially in the form of Exhibit A to the Collateral Agency Agreement.

“Collateral Documents” means, collectively, this Security Agreement, the Collateral Agency Agreement and any other agreement or instrument pursuant to which a security interest or security interests are created to secure all or any portion of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in the UCC.

“Company” means an LLC, Partnership, Corporation or other Person in respect of which Company Rights are granted.

“Company Agreements”, “Company Rights”, and “Company Rights to Payments” have the meanings given them in
Section 2.1(l).

“Copyright License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.

“Copyrights” means all the following: (a) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all intellectual property rights to works of authorship (whether or not published), and all application for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (b) all reissues, renewals and extensions thereof, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Corporation” means any corporation that is included within the term “Corporation” pursuant to Section 2.1(l)(iii), and any successor of any such corporation.

“Deposit Accounts” has the meaning set forth in the UCC.

“Documents” has the meaning set forth in the UCC.

“Effective Date” means the date on which (i) the conditions precedent to the “Closing Date” under the Term Loan Credit Agreement have occurred and (ii) the conditions precedent to the “Closing Date” under the Revolving Credit Agreement have occurred.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” has the meaning given to such term in the Term Loan Credit Agreement.

“ETE” has the meaning given to such term in the Recitals.

“ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership.

“Event of Default” means any “event of default” under a Transaction Document.

“Excluded Assets” means (a) all of the incentive distribution rights and general partner interests held indirectly by ETE in any MLP, (b) any real property (whether owned or leased) of ETE or any Restricted Subsidiary, (c) property and assets the pledge or granting of a security interest in which would violate contractual restrictions or applicable law, in each case, unless such restrictions are rendered ineffective under the Uniform Commercial Code of any applicable jurisdiction, or would require the consent of any governmental authority or would result in materially adverse tax consequences as reasonably determined by ETE, (d) any Equity Interests in Energy Transfer LNG Export, LLC, Energy Transfer Crude Oil Company, LLC, Trunkline or any of their respective subsidiaries held, directly or indirectly, by any Restricted Person, (e) any other entity or entities created or acquired to undertake the construction, financing or operation of the Lake Charles Liquefaction Facility, the Lake Charles Regasification Facility or the Trunkline Conversion Project, (f) property and assets with respect to which the Administrative Agent and the Borrower reasonably determine the time or expense of obtaining a pledge or grant of a security interest therein outweighs the benefits thereof and (g) so long as such property is not pledged pursuant to Section 6.16 of the Revolving Credit Agreement or Section 6.16 of the Term Loan Credit Agreement, the Post-Closing Collateral.

“General Intangibles” has the meaning set forth in the UCC.

“Grantor” has the meaning given to such term in the Preamble.

“Guarantor” means each Person which has guaranteed the payment of any portion of the Secured Obligations.

“Indenture” means the 7.500% Indenture and the 5.875% Indenture, collectively or individually, as the context may require.

“Indenture Trustee” has the meaning given to such term in the Recitals.

“Instruments” means all “instruments”, “chattel paper” or “letters of credit” (as each is defined in the UCC) and all Letter-of-Credit Rights.

“Intellectual Property” means any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, and Trademark Licenses.

“Inventory” has the meaning set forth in the UCC.

“Investment Property” has the meaning set forth in the UCC.

“LC Issuer” means the Person who is from time to time the LC Issuer under the Revolving Credit Agreement.

“LC Obligations” means the LC Obligations under the Revolving Credit Agreement.

“Lender Hedging Obligations” has the meaning given to such term in the Revolving Credit Agreement.

“Lender Parties” means the Revolving Administrative Agent, the LC Issuer, the Revolving Lenders, the holders of the Lender Hedging Obligations, the holders of the Other Hedging Obligations, the Term Loan Administrative Agent and the Term Loan Lenders, holders or secured parties (or equivalent term) under Additional Secured Obligations with respect to which an Administrative Agent (as defined in the Collateral Agency Agreement) has been joined to the Collateral Agency Agreement and any lenders under any permitted refinancing of the Indebtedness of such Persons.

“Letter-of-Credit Rights” means all rights to payment or performance under a “letter of credit” (as defined in the UCC) whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“LLC” means any limited liability company which is included within the term “LLC” pursuant to Section 2.1(l)(i), and any successor of any such limited liability company.

“MLP” means (a) ETP, (b) Regency, (c) Sunoco Logistics Partners L.P. or (d) any other publicly traded limited partnership or limited liability company meeting the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986 (as amended, together with all rules and regulations promulgated with respect thereto) created or acquired by the Borrower or any Restricted Subsidiary after the date hereof, as applicable, and “MLPs” means all of the foregoing collectively.

“Other Company Rights” has the meaning given it in Section 2.1(l)(iv).

“Other Hedging Obligations” means any Other Hedging Obligation as defined in the Revolving Credit Agreement.

“Partnership” means any general or limited partnership which is included within the term “Partnerships” pursuant to
Section 2.1(l)(ii), and any successor of any such partnership.

“Patent License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence.

“Patents” means all the following: (a) all letters patent and design letters patent of the United States or any other country and all applications for letters patent and design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (b) all reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Payment Intangibles” has the meaning set forth in the UCC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

“Pledge and Security Agreement Supplement” has the meaning given to such term in Section 5.2.

“Pledged Shares” has the meaning given to such term in Section 2.1(l)(iii).

“Post-Closing Collateral” means the Equity Interests in each of (a) ETE GP Acquirer LLC, (b) Regency GP LP, (c) ETE Common Holdings Member, LLC and (d) ETE Common Holdings LLC, in each case, held by any Grantor.

“Proceeds” has the meaning set forth in the UCC.

“Receivables” means (a) all “accounts” and “chattel paper” (as defined in the UCC) and all other rights to payment for goods or other personal property which have been (or are to be) sold, leased, or exchanged or for services which have been (or are to be) rendered, regardless of whether such accounts or other rights to payment have been earned by performance and regardless of whether such accounts or other rights to payment are evidenced by or characterized as accounts receivable, contract rights, book debts, notes, drafts or other obligations of indebtedness, (b) all Documents and Instruments of any kind relating to such accounts or other rights to payment or otherwise arising out of or in connection with the sale, lease or exchange of goods or other personal property or the rendering of services, (c) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, rights to payment, Documents, or Instruments, (d) all rights in, to and under any purchase orders, service contracts, or other contracts out of which such accounts and other rights to payment arose (or will arise on performance), and (e) all rights in or pertaining to any goods arising out of or in connection with any such purchase orders, service contracts, or other contracts, including rights in returned or repossessed goods and rights of replevin, repossession, and reclamation.

“Receiver” has the meaning given to such term in Section 4.2(g).

“Regency” means Regency Energy Partners LP, a Delaware limited partnership.

“Restricted Person” has the meaning given to such term in the Term Loan Credit Agreement.

“Restricted Subsidiary” has the meaning given to such term in the Term Loan Credit Agreement.

“Revolving Administrative Agent” means Credit Suisse AG, Cayman Islands Branch in its capacity as the “Administrative Agent” under the Revolving Credit Agreement, together with any successors in such capacity.

“Revolving Credit Agreement” has the meaning given to such term in the Recitals.

“Revolving Lenders” means the Persons who are from time to time “Lenders” under the Revolving Credit Agreement.

“Secured Obligations” means, to the extent not released pursuant to Section 2.8 or 3.8 of the Collateral Agency Agreement: (a) all principal, interest and fees due under the Revolving Credit Agreement and all LC Obligations (and refinancings thereof permitted by the Transaction Documents), (b) all Lender Hedging Obligations and Other Hedging Obligations (and refinancings of any of the foregoing permitted by the Transaction Documents), (c) all principal, interest, premium, if any, and fees due under the Term Loan Credit Agreement (and refinancings thereof permitted by the Transaction Documents), (d) for so long as the Senior Note Obligations (or Senior Note Refinancing Indebtedness permitted by the Transaction Documents) are required pursuant to the terms of the Indenture (or any instrument governing any such Senior Note Refinancing Indebtedness) to be equally and ratably secured with any of the other Secured Obligations, all principal, interest, premium, if any, and fees due under the Indenture (or such instrument), (e) any other indebtedness, obligations, liabilities, indemnities and reimbursements owed to any Secured Party under any Transaction Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, (f) all Additional Secured Obligations (and refinancings thereof permitted by the Transaction Documents) and (g) all costs and expenses, including attorneys’ fees and collection costs, permitted to be collected by any Secured Party under the Transaction Document being enforced. Without limiting the generality of the foregoing, the Secured Obligations shall include all post-petition interest, fees, expenses and other duties and liabilities of ETE and the Grantors described above which would be owed by ETE and/or any Grantor but for the fact that such interest, expenses and other duties and liabilities are unenforceable or not allowed due to the existence of a bankruptcy, reorganization or similar proceeding of ETE or such Grantor, including interest and fees that accrue after the commencement by or against ETE or any Grantor in any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Secured Party” means the Collateral Agent, the Revolving Administrative Agent, the Term Loan Administrative Agent, each Lender Party and, for so long as the Senior Note Obligations or Senior Note Refinancing Indebtedness are required pursuant to the terms of the Indenture or any instrument governing any Senior Note Refinancing Indebtedness, as applicable, to be equally and ratably secured with any of the other Secured Obligations, the Indenture Trustee or equivalent under any instrument governing any Senior Note Refinancing Indebtedness and each Senior Note Holder or equivalent under any instrument governing any Senior Note Refinancing Indebtedness, and any other holders or secured parties (or equivalent term) under Additional Secured Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning given to such term in the Preamble.

“Senior Note Holder” means any Holder as defined in the Indenture or any equivalent term under any other indenture with respect to an Additional Trustee (as defined in the Collateral Agency Agreement).

“Senior Note Obligations” means the (a) the “Note Obligations” as defined in the 7.500% Notes Indenture and (b) the “Note Obligations” as defined in the 5.875% Notes Indenture (without reference to “Notes Collateral Documents” in the 7.500% Notes Indenture).

“Senior Note Refinancing Indebtedness” has the meaning given to such term in the Collateral Agency Agreement.

“Term Loan Administrative Agent” means Credit Suisse AG, Cayman Islands Branch in its capacity as the “Administrative Agent” under the Term Loan Credit Agreement, together with its successor in such capacity.

“Term Loan Credit Agreement” has the meaning given to such term in the Recitals.

“Term Loan Lenders” means the Persons who are from time to time “Lenders” under the Term Loan Credit Agreement.

“Trademark License” means any license or agreement, whether now or hereafter in existence, under which is granted or authorized any right to use any Trademark.

“Trademarks” means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (b) the goodwill of the business symbolized thereby or associated with each of them, (c) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, (d) all reissues, extensions and renewals thereof, (e) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Transaction Documents” means, collectively, (a) the Revolving Credit Agreement and each promissory note issued thereunder, (b) the Term Loan Credit Agreement and each promissory note issued thereunder, (c) for so long as the Senior Note Obligations or Senior Note Refinancing Indebtedness are required pursuant to the terms of the Indenture or any instrument governing any Senior Note Refinancing Indebtedness, as applicable, to be equally and ratably secured with any of the other Secured Obligations, the Indenture or any instrument governing any Senior Note Refinancing Indebtedness and, in each case, each note issued thereunder, (d) the documents governing any Additional Secured Obligations and (e) the Collateral Documents.

“Trunkline” means Trunkline LNG Company, LLC, a Delaware limited liability company, or any successor thereto.

“Trunkline Conversion Project” means the development of crude oil pipeline capacity at Trunkline (or any existing or future subsidiary thereof) by abandoning the current use of its pipeline assets for the transportation of natural gas pursuant to Trunkline’s application before the FERC which was filed on July 26, 2011 and converting such pipeline assets to crude oil transportation assets.

“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time.

“US Bank” has the meaning given to such term in the Preamble.

Section 1.2 Incorporation of Other Definitions. All terms used in this Security Agreement which are defined in the UCC and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires. The parties intend that the terms used herein that are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

Section 1.3 Attachments. All exhibits or schedules which may be attached to this Security Agreement are a part hereof for all purposes.

Section 1.4 Other Interpretive Provisions. With reference to this Security Agreement, unless otherwise specified herein:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Transaction Document, shall be construed to refer to such Transaction Document in its entirety and not to any particular provision thereof, (iv) all references in a Transaction Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Transaction Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Security Agreement.

ARTICLE II

Security Interest

Section 2.1 Grant of Security Interest. As security for all of the Secured Obligations, each Grantor hereby grants to the Collateral Agent a continuing security interest, for the benefit of the Secured Parties, in and to all right, title and interest of such Grantor in and to any and all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(a) all Receivables;

(b) all General Intangibles;

(c) all Documents;

(d) all Instruments;

(e) all Inventory;

(f) all Equipment;

(g) all Deposit Accounts;

(h) all Intellectual Property;

(i) all Investment Property;

(j) all books and records (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other materials and records) of such Grantor pertaining to any of the Collateral;

(k) all moneys and property of any kind of such Grantor in the possession or under the control of the Collateral Agent;

(l) in furtherance of Section 2.1(b), all of the following (herein collectively called the “Company Rights”), whether now or hereafter existing, which are owned by such Grantor or in which such Grantor otherwise has any rights but excluding any such property to the extent, and for so long as, it constitutes Excluded Assets:

(i) all interests in any limited liability company and all proceeds, interest, profits, and other payments or rights to payment attributable to such Grantor’s interests in any limited liability company (whether one or more, herein called the “LLCs”), including those described in Exhibit A hereto, and all certificates representing such interests;

(ii) all interests in general or limited partnerships (including general partnership interests and limited partnership interests) and all proceeds, interest, profits, and other payments or rights to payment attributable to such Grantor’s interests in any general or limited partnership (whether one or more, herein called the “Partnerships”), including those described in Exhibit A hereto, and all certificates representing such interests;

(iii) all shares of stock of corporations (including common shares or preferred shares) and all proceeds, interest, profits, and other payments or rights to payment attributable to such Grantor’s interests in any corporation (whether one or more, herein called the “Corporations”), including those described in Exhibit A hereto, all certificates representing any such shares, all options and other rights, contractual or otherwise, at any time existing with respect to such shares, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (any and all such shares, certificates, options, rights, dividends, cash, instruments and other property being herein called the “Pledged Shares”);

(iv) all distributions, dividends, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of such Grantor in any Company, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any Company, and whether or not the same arise or are payable under any organizational document, any agreement or certificate forming any Company or any other agreement governing any Company or the relations among the members, partners or stockholders of any Company (any and all such proceeds, interest, profits, payments, rights to payment, distributions, dividends, cash, instruments, other property, interim distributions, returns of capital, loan repayments, and payments made in liquidation being herein called the “Company Rights to Payments”, and any and all such organizational documents, agreements, certificates, and other agreements being herein called the “Company Agreements”); and

(v) all other interests and rights of such Grantor in any Company, whether under the Company Agreements or otherwise, including any option, right or warrant to acquire any of the foregoing and any right to cause the dissolution of any Company or to appoint or nominate a successor to such Grantor as a member, shareholder or partner in any Company (all such other interests and rights being herein called the “Other Company Rights”); and

(m) all Proceeds of any and all of the foregoing Collateral.

In each case, the foregoing shall be covered by this Security Agreement, whether such Grantor’s ownership or other rights therein are presently held or hereafter acquired and however such Grantor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything to the contrary contained in this Section 2.1, (a) the security interests granted under this Security Agreement shall not attach to Excluded Assets and (b) if the documents governing any of the foregoing Collateral contain enforceable restrictions on the assignment or transfer of any Grantor’s rights thereunder, then the security interests granted under this Security Agreement shall be limited only to the extent necessary to comply with such enforceable restrictions (with such limitation automatically ceasing upon removal of, or receipt of any consent with respect to, such restrictions), and will in any event attach to the amounts payable to such Grantor under any such agreement.

The granting of the foregoing security interest does not make the Collateral Agent or any other Secured Party a successor to such Grantor as a member of any LLC or as a partner of any Partnership or a stockholder of any Corporation, and none of the Collateral Agent, any other Secured Party or any of their respective successors or assigns hereunder shall be deemed to have become a member of any LLC, have become a partner of any Partnership or have become a stockholder of any Corporation by accepting this Security Agreement or exercising any right granted herein unless and until such time, if any, when the Collateral Agent, any other Secured Party or any such successor or assign expressly becomes a member of any LLC, becomes a partner of any Partnership or becomes a stockholder of any Corporation after a foreclosure upon the Company Rights relating to that Company. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Collateral Agent, any other Secured Party or any of its successors or assigns hereafter expressly becomes a member of any LLC, a partner of any Partnership or a stockholder of any Corporation), none of the Collateral Agent, any other Secured Party nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any Company or of any Grantor to or under any Company, and the above definition of “Other Company Rights” shall be deemed modified, if necessary, to prevent any such assumption or other liability.

In the event of any conflict between the terms of the Collateral Agency Agreement and this Security Agreement, the terms of the Collateral Agency Agreement will govern.

Section 2.2 Secured Obligations. The security interests created by each Grantor hereunder in its Collateral constitute continuing security for all Secured Obligations, whether now existing or hereafter incurred or arising.

It is the intention of each Grantor that is a Subsidiary of ETE and the Collateral Agent that this Security Agreement not constitute a fraudulent transfer or fraudulent conveyance under any applicable law. Each Grantor that is a Subsidiary of ETE and, by its acceptance hereof, the Collateral Agent hereby acknowledges and agrees that, notwithstanding any other provision of this Security Agreement: (a) with respect to such Grantor, the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by such Grantor without rendering the security interests granted, and obligations incurred, hereunder by such Grantor subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable law; and (b) the Collateral pledged by such Grantor hereunder shall be limited to the maximum amount of Collateral that can be pledged by such Grantor without rendering the pledge of Collateral by such Grantor subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable law. Each Grantor hereby acknowledges that the Secured Obligations are owed to the various Secured Parties, as applicable, and that each is entitled to the benefits of the security interests given under this Security Agreement.

ARTICLE III

Representations, Warranties and Covenants

Section 3.1 Representations and Warranties. Each Grantor hereby represents and warrants as follows:

(a) Ownership Free of Liens. Such Grantor has good and valid title to its Collateral free and clear of all liens and security interests, encumbrances or adverse claims, except for liens or security interests permitted under the Transaction Documents. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except (i) any which have been filed in respect of liens or security interests permitted under the Transaction Documents and (ii) any such financing statements or other instruments for which a termination statement that such Grantor is authorized to file has been delivered to the Collateral Agent. Any and all references made in this Security Agreement to liens and security interests permitted under the Transaction Documents are made for the purpose of limiting certain warranties and covenants made by Grantor herein and such reference is not intended to affect the description herein of the Collateral nor to subordinate the security interests hereunder to any liens and/or security interests permitted under the Transaction Documents.

(b) Security Interest. Such Grantor has full right, power and authority to grant a security interest in its Collateral to the Collateral Agent for the benefit of the Secured Parties as provided herein, free and clear of any security interests, adverse claim, or encumbrance other than liens and security interests permitted under the Transaction Documents. This Security Agreement creates a valid and binding first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Collateral, which security interest secures all of the Secured Obligations.

(c) Name, Place of Business and Formation. Schedule 1 of the Agreement (as such schedule may be amended or supplemented from time to time) contains: (i) the type of organization of such Grantor; (ii) the jurisdiction of organization of such Grantor; and (iii) its organizational identification number. The full legal name of such Grantor is as set forth on such Schedule 1, and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 1 (as such schedule may be amended or supplemented from time to time). Except as provided on Schedule 1, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years.

(d) Perfection. The security interests in favor of the Collateral Agent in all of the Collateral is perfected and, except with respect to any Collateral subject to a prior perfected security interests permitted to attach to the Collateral under the Transaction Documents, is a first priority security interest.

(e) Receivables. Except has been disclosed to the Collateral Agent, none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

(f) Company Rights. All units, stock, interests and other securities constituting the Company Rights have been duly authorized and validly issued, are fully paid (other than with respect to partnership and limited liability company interests), and were not issued in violation of the preemptive rights of any person or of any agreement by which any Grantor or Company is bound. All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of the Company Rights (or rights in respect thereof) have been paid. Except for certain rights contained in the Company Agreements, no restrictions or conditions exist with respect to the transfer, voting or capital of any Company Rights. Each Grantor has delivered to the Collateral Agent all certificates and instruments evidencing the Company Rights it owns. All such certificates and instruments are valid and genuine and have not been altered. No Company has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any person would be entitled to have issued to it units of ownership interest or partnership or membership interests in such Company. Except as set forth on Exhibit A hereto, neither any Grantor nor any Company has elected the application of Article 8 of the UCC to apply to any Company or any Company Rights, and Article 8 of the UCC is thus not applicable to any Company, except with respect to any Corporation or MLP. Each Grantor owns the interests in each Company which are described on Exhibit A as being owned by it. Neither the making of this Security Agreement nor the exercise of any rights or remedies of the Collateral Agent hereunder will cause a default under any of the Company Agreements of any Company or otherwise adversely affect or diminish any of the Company Rights thereunder. Each Grantor’s rights under the Company Agreements are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

Section 3.2 Covenants. Each Grantor will at all times comply with the covenants contained in this Section 3.2 so long as any part of the Secured Obligations is outstanding.

(a) General. Except for the security interest created by this Security Agreement, such Grantor shall not create or suffer to exist any liens or security interests upon or with respect to any of the Collateral, except for liens and/or security interests permitted by the Transaction Documents, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein, other than Persons with liens and/or security interests on Collateral permitted by the Transaction Documents. Such Grantor shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral. Such Grantor shall not take or permit any action which could impair the Secured Parties’ rights in the Collateral. Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Upon the reasonable request of the Collateral Agent from time to time, acting at the direction of an Administrative Agent, such Grantor shall make all further or subsequent filings, recordings or registrations, or give other public notices or take such other action as is necessary or desirable to perfect or otherwise continue, preserve or protect the security interest of the Collateral Agent in the Collateral.

(b) Company Rights. Except as permitted by the Transaction Documents, such Grantor will maintain its ownership of the interests in each Company listed on Exhibit A, and upon any such permitted sale or other disposition, the Collateral Agent agrees to release any security interests in favor of the Collateral Agent on any such interests concurrently with the consummation of such permitted sale or disposition. Such Grantor will timely honor all calls under any Company Agreement to provide capital to any Company, and such Grantor will not otherwise default in performing any of Grantor’s obligations under any Company Agreement or allow any Company Rights to be adversely affected or diminished. The Company Rights shall at all times be duly authorized and validly issued and shall not be issued in violation of the preemptive rights of any Person or of any agreement by which any Grantor or any Company thereof is bound. Nothing herein shall require a Grantor as a member, partner or shareholder of a Company to cause such Company to initiate, approve, adopt or order a capital call by such Company.

(c) Delivery of Documents, Instruments and Certificates. All instruments, documents and certificates constituting or evidencing Collateral on the date of the Agreement shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Security Agreement. All other instruments, documents or certificates, if any, constituting or evidencing Collateral from time to time shall be delivered to the Collateral Agent promptly upon the receipt thereof by or on behalf of the relevant Grantor receiving such Collateral. Without limiting the foregoing, all such instruments, documents and certificates received by such Grantor shall be held in trust on behalf of the Collateral Agent pursuant hereto and shall be delivered to the Collateral Agent in suitable form for transfer by delivery with any necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, in each case in form and substance reasonably satisfactory to the Collateral Agent. To the extent that any of the Company Rights (whether now owned or hereafter acquired) are not evidenced by a certificate, instrument or other writing, the Grantor will take all actions required under applicable law to perfect the security interest created hereunder, and such other actions as the Collateral Agent considers necessary or desirable to effect the foregoing, and upon reasonable request by the Collateral Agent acting at the direction of an Administrative Agent will provide an opinion of counsel satisfactory to the Collateral Agent, acting reasonably, with respect to the pledge of uncertificated interests.

(d) Diminution of Company Rights. Such Grantor will not adjust, settle, compromise, amend or modify any of the Company Rights or the Company Agreements related to any Company except as permitted (or not restricted) by the Transaction Documents. Such Grantor will not permit the creation of any additional interests in any Company (other than an MLP) or the issuance of any additional shares of any class of capital stock or any other interests of any Company (other than an MLP) (unless immediately upon creation or issuance the same are pledged and delivered to the Collateral Agent pursuant to the terms hereof to the extent necessary to give the Collateral Agent a first priority security interest therein), whether such additional interests are presently vested or will vest upon the payment of money or the occurrence or nonoccurrence of any other condition.

(e) Status of Company Rights. Except for certificated securities that have been delivered to the Collateral Agent and reflected on Exhibit A (as supplemented from time to time), the Company Rights are not and shall not at any time be evidenced by any certificates. The certificates evidencing the Company Rights shall at all times be valid and shall not be altered. The Company Rights at all times shall be duly authorized, validly issued, fully paid and (other than with respect to partnership and limited liability company interests) non assessable, and shall not be issued in violation of the preemptive rights of any Person or of any agreement by which Grantor or any Company is bound and shall not be subject to any restrictions with respect to transfer, voting or capital of such Company Rights.

(f) Restrictions on Collateral. Such Grantor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting, control, or exercise of any Company Rights in respect of any Company other than any such restrictions or conditions contained in (i) the applicable Company’s Company Agreement, (ii) the Transaction Documents, (iii) any similar agreement as of the date hereof or (iv) restrictions permitted to exist pursuant to Section 7.09 of the Term Loan Credit Agreement or Section 7.09 of the Revolving Credit Agreement.

(g) Commercial Tort Claims. If such Grantor shall at any time hold or acquire a material Commercial Tort Claim, such Grantor shall immediately notify the Collateral Agent in writing of the details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably acceptable to the Collateral Agent.

(h) Article 8. To the extent that any Grantor elects the application of Article 8 of the UCC to apply to any Company or any Company Rights, such Grantor will promptly notify the Collateral Agent of such election and will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect thereto.

ARTICLE IV

Remedies, Powers and Authorizations

Section 4.1 Provisions Concerning the Collateral.

(a) Authorization to File Financing Statements; Additional Filings. Each Grantor hereby irrevocably authorizes the Collateral Agent at the direction of any Administrative Agent (as defined in the Collateral Agency Agreement) at any time and from time to time to file, without the signature of such Grantor, in any jurisdiction any financing statements and amendments thereto that (i) indicate the Collateral as “all assets of Grantor and all proceeds thereof, and all rights and privileges with respect thereto” or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC; (ii) contain any other information required by subchapter E of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including the address of such Grantor, whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor; and (iii) are necessary to properly effectuate the transactions described in this Security Agreement and the Collateral Agency Agreement. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request therefor at the direction of an Administrative Agent pursuant to the Collateral Agency Agreement. Each Grantor hereby further authorizes the Collateral Agent at the direction of any Administrative Agent (as defined in the Collateral Agency Agreement) to file one or more continuation statements to such financing statements. Each Grantor further agrees that a carbon, photographic or other reproduction of this Security Agreement or of any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction accepting same by the Collateral Agent.

(b) Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor’s attorney in fact and proxy, with full power of substitution and with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, if an Event of Default shall have occurred and be continuing, to take any action, and to execute or endorse any instrument, certificate or notice, as directed pursuant to the Collateral Agency Agreement, including any action or instrument: (i) to request or instruct each Company (and each registrar, transfer agent, or similar Person acting on behalf of each Company) to register the pledge or transfer of its Collateral to the Collateral Agent; (ii) to otherwise give notification to any Company, registrar, transfer agent, financial intermediary, or other Person of the Collateral Agent’s security interests in its Collateral hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of its Collateral; (iv) to receive, endorse and collect any drafts or other instruments or documents included in its Collateral; (v) to enforce any obligations included in its Collateral; and (vi) to file any claims or take any action or institute any proceedings which may be necessary or desirable for the collection of any of its Collateral or otherwise to enforce, perfect, or establish the priority of the rights of the Collateral Agent with respect to any of its Collateral. Each Grantor hereby acknowledges that such power of attorney and proxy are coupled with an interest, and are irrevocable.

(c) Collection Rights. The Collateral Agent shall have the right at any time, after the occurrence and during the continuance of an Event of Default, to notify, or require any Grantor to notify, any or all Persons (including any Company) obligated to make payments which are included among its Collateral (whether accounts, General Intangibles, dividends, distribution rights, Company Rights to Payment, or otherwise) of the assignment thereof to the Collateral Agent under this Security Agreement and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor could have done. After such Grantor receives notice that the Collateral Agent has given (and after the Collateral Agent has required such Grantor to give) any notice referred to above in this subsection, and so long as any Event of Default shall be continuing:

(i) all amounts and proceeds (including instruments and writings) received by such Grantor in respect of such rights to payment, accounts, General Intangibles, dividends, distribution rights or Company Rights to Payments shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 4.3; and

(ii) except with the consent of the Collateral Agent acting as directed by an Administrative Agent pursuant to the Collateral Agency Agreement, such Grantor will not adjust, settle or compromise the amount or payment of any such account or general intangible, Company Rights to Payments or release wholly or partly any account debtor or obligor thereof (including any Company) or allow any credit or discount thereon.

Section 4.2 Event of Default Remedies. If an Event of Default shall have occurred and be continuing, then the Collateral Agent may from time to time in its discretion, without limitation and without notice except as expressly provided below:

(a) exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Transaction Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

(b) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent, promptly assemble all books, records and information of such Grantor relating to the Collateral at a place to be designated by the Collateral Agent which is reasonably convenient to both parties;

(c) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(d) dispose of, at its office, on the premises of the respective Grantor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Collateral Agent’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(e) buy (or allow one or more of the other Secured Parties to buy) the Collateral, or any part thereof, at any public sale;

(f) buy (or allow one or more of the other Secured Parties to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(g) appoint by instrument in writing one or more receivers, managers or receiver/manager for the Collateral or the business and undertaking of any Grantor pertaining to the Collateral (the “Receiver”). Any such Receiver will have, in addition to any other rights, remedies and powers which a Receiver may have at law, in equity or by statute, the rights and powers set out elsewhere in this Section 4.2. In exercising such rights and powers, any Receiver will act as and for all purposes will be deemed to be the agent of Grantors and no Secured Party will be responsible for any act or default of any Receiver. The Collateral Agent may remove any Receiver and appoint another from time to time. No Receiver appointed by the Collateral Agent need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by a court;

(h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Grantor hereby consents to any such appointment; and

(i) at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that the Collateral Agent is entitled to do so under the UCC or otherwise (provided that the Collateral Agent shall in no circumstances be deemed to have retained the Collateral in satisfaction of the Secured Obligations in the absence of an express notice by the Collateral Agent to such Grantor that the Collateral Agent has either done so or intends to do so).

Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.3 Application of Proceeds. If any Event of Default shall have occurred and be continuing, then the Collateral Agent shall apply all cash proceeds received pursuant to Section 3.4 of the Collateral Agency Agreement or from any realization upon all or any part of the Collateral, as follows:

First, to any costs, fees, charges or other amounts incurred by the Collateral Agent to collect such cash proceeds or realize upon the Collateral or otherwise owing to the Collateral Agent under the Collateral Agency Agreement or this Security Agreement;

Second, to (a) the Agents (as defined in the Collateral Agency Agreement), ratably among them in proportion to the aggregate amount of the Secured Obligations (other than the Other Hedging Obligations) owed to each for application in accordance with the terms of the applicable Transaction Documents and (b) the Revolving Administrative Agent for application to the payment of that portion of the Secured Obligations constituting Other Hedging Obligations, in each case, on a pari passu basis until all such amounts are indefeasibly paid in full in cash; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full in cash, to ETE or as otherwise required by law.

Any distribution under clause Second by the Collateral Agent is subject to its receipt from the Agents (as defined in the Collateral Agency Agreement) of a written statement of the amount of the Other Hedging Obligations held by it or the Secured Obligations owed to the Secured Parties on whose behalf it acts (as applicable) together with information calculating such amount in reasonable detail. The Collateral Agent shall be under no obligation to investigate or verify any amount set forth in any such statement.

Section 4.4 Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by the Collateral Agent are insufficient to pay all Secured Obligations and any other amounts to which the Secured Parties are legally entitled, ETE and each other Grantor that is a Guarantor shall be liable for the deficiency, together with interest thereon as provided in the governing Transaction Documents, together with the costs of collection and the fees of any legal counsel employed by the Collateral Agent and the other Secured Parties to collect such deficiency.

Section 4.5 Indemnity and Expenses. In addition to, but not in qualification or limitation of, any similar obligations under other Transaction Documents:

(a) each Grantor will indemnify each Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), whether based on contract, tort or any other theory, whether brought by a third party or by such Grantor or any other Grantor, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by such Grantor or any other Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document, if such Grantor or any other Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; and

(b) each Grantor will upon demand pay to the Collateral Agent the amount of (i) any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Collateral Agent’s counsel and of any experts and agents, which the Collateral Agent may incur in connection with (A) the transactions which give rise to this Security Agreement, (B) the preparation of this Security Agreement and the perfection and preservation of this security interest created under this Security Agreement, (C) the administration of this Security Agreement, and (D) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, and (ii) any and all costs and expenses, including the fees and disbursements of the Collateral Agent’s counsel and of any experts and agents, which the Collateral Agent may incur in connection with (A) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (B) the failure by Grantor to perform or observe any of the provisions hereof, except expenses resulting from the Collateral Agent’s gross negligence or willful misconduct.

Section 4.6 Non-Judicial Remedies. In granting to the Collateral Agent the power to enforce its rights hereunder without prior judicial process or judicial hearing, each Grantor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require the Collateral Agent to enforce its rights by judicial process. In so providing for non judicial remedies, each Grantor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length. Nothing herein is intended, however, to prevent the Collateral Agent or any Grantor from resorting to judicial process at its option.

Section 4.7 Other Recourse. Each Grantor waives any right to require any Secured Party to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, to marshal the Collateral, or to have any Grantor joined with such Grantor in any suit arising out of the Secured Obligations or this Security Agreement, or pursue any other remedy in the Collateral Agent’s power. Each Grantor further waives any and all notice of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Grantor from time to time. Each Grantor further waives any defense arising by reason of any disability or other defense of any Grantor or by reason of the cessation from any cause whatsoever of the liability of any Grantor. This Security Agreement shall continue irrespective of the fact that the liability of any Grantor may have ceased and irrespective of the validity or enforceability of any other Transaction Document to which such Grantor or any Grantor may be a party, and notwithstanding any reorganization or bankruptcy of any Grantor or any other event or proceeding affecting any Grantor. Until all of the Secured Obligations shall have been paid in full, no Grantor shall have any right to subrogation and each Grantor waives the right to enforce any remedy which any Secured Party has or may hereafter have against any

Grantor, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by the Collateral Agent. Each Grantor authorizes each Secured Party, without notice or demand, without any reservation of rights against such Grantor, and without in any way affecting such Grantor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as the Collateral Agent may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Grantor in respect of any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate or supplement any of the provisions of any Transaction Document with any Person other than such Grantor, and (e) release or substitute any Grantor.

Section 4.8 Exercise of Company Rights.

(a) So long as no Event of Default shall have occurred and be continuing Grantors may receive, retain and use, free and clear of any security interests created hereby, any and all Company Rights to Payment paid in respect of the Collateral, provided, however, that any and all Company Rights to Payment paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Company Rights shall be, and shall forthwith be delivered to the Collateral Agent to hold as, Company Rights and shall, if received by any Grantor, be received, segregated, held in trust and delivered as set forth above.

(b) Anything herein to the contrary notwithstanding, Grantors may at all times exercise any and all voting rights pertaining to the Company Rights and Other Company Rights for any purpose not inconsistent with the terms of this Security Agreement.

(c) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of each Grantor to receive and retain the Company Rights to Payment which it would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to receive and hold as Collateral such Company Rights to Payment;

(ii) without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Company Rights, other than voting rights pertaining to the Company Rights, as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Company Rights upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Company, or upon the exercise by any Company of any right, privilege or option pertaining to any Company Rights, and, in connection therewith, to deposit and deliver any and all of the Company Rights with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine and any and all rights to dissolve any Company or to compel distribution of any Company’s assets; and

(iii) all Company Rights to Payments which are received by Grantor contrary to the provisions of subsection (c)(i) of this section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor, and shall be forthwith paid over to the Collateral Agent as Company Rights in the exact form received, to be held by the Collateral Agent as Collateral.

Section 4.9 Private Sale of Company Rights. Each Grantor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Company Rights and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Company Rights to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the same for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Company Rights for the period of time necessary to permit their registration for public sale under the Securities Act, to the extent, if any, that the Securities Act would be applicable thereto. Each Grantor further acknowledges and agrees that any offer to sell any Company Rights which has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent or one or more of the Secured Parties may, in such event, bid for the purchase of such Company Rights.

ARTICLE V

Miscellaneous

Section 5.1 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to ETE, the Collateral Agent or any Grantor on the date of this Security Agreement, to the address, telecopier number, electronic mail address or telephone number below such Person’s signature hereto; and

(ii) if to any other Grantor, to the address, telecopier number, electronic mail address or telephone number specified in such Grantor’s Pledge and Security Agreement Supplement.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices to the Collateral Agent shall be deemed to be effective only when actually received by it. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet web sites) pursuant to procedures approved by an Administrative Agent, except that no such communication to the Collateral Agent shall be effective unless delivered pursuant to a procedure approved by it. The Collateral Agent (with the approval of an Administrative Agent) or ETE may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(c) Effectiveness of Facsimile Documents and Signatures. This Security Agreement may be transmitted and/or signed by facsimile. The effectiveness of this Security Agreement and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on parties hereto. The Collateral Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d) Change of Address, Etc. Each Grantor and the Collateral Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(e) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Grantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. ETE shall indemnify the Collateral Agent from all losses, costs, expenses and liabilities resulting from the reliance by the Collateral Agent on each notice purportedly given by or on behalf of the Grantors. All telephonic notices to and other telephonic communications with the Collateral Agent may be recorded by the Collateral Agent, and each of the parties hereto hereby consents to such recording.

Section 5.2 Amendments; Collateral Agency Joinders; Pledge and Security Agreement Supplements. No amendment of any provision of this Security Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent. No waiver of any provision of this Security Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of the requisite percentage of Revolving Lenders under the Revolving Credit Agreement and of the requisite percentage of Term Loan Lenders under the Term Loan Credit Agreement, if applicable. Upon the execution and delivery by any Person of a pledge and security agreement supplement in substantially the form of Exhibit B (each, a “Pledge and Security Agreement Supplement”), (a) such Person shall be referred to as an “Additional Grantor” and shall become and be a Grantor hereunder, and each reference in this Security Agreement to a “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in any other Transaction Document to a “Grantor” shall also mean and be a reference to such Additional Grantor, and (b) each reference herein to “this Security Agreement,” “hereunder,” “hereof” or words of like import referring to this Security Agreement, and each reference in any other Transaction Document to the “Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Security Agreement, shall mean and be a reference to this Security Agreement as supplemented by such Pledge and Security Agreement Supplement. Upon the execution and delivery by ETE and any Person joining the Collateral Agency Agreement as an “Additional Agent” or “Additional Trustee” of a Collateral Agency Joinder (a) such Person shall be referred to as an “Additional Agent” or “Additional Trustee” (as indicated in such Collateral Agency Joinder) and shall become and be an “Additional Agent” or “Additional Trustee” (as applicable) under the Collateral Agency Agreement and a “Secured Party” hereunder and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Transaction Document to the “Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Collateral Agency Joinder, in each case without any further action by the Collateral Agent. Upon the execution and delivery by any Person joining the Collateral Agency Agreement as an “Additional Hedge Counterparty” of a Collateral Agency Hedge Counterparty Joinder (a) such Person shall be referred to as an “Additional Hedge Counterparty” and shall become and be an “Additional Hedge Counterparty” under the Collateral Agency Agreement and a “Lender Party” hereunder and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Transaction Document to the “Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Collateral Agency Hedge Counterparty Joinder, in each case without any further action by the Collateral Agent.

Section 5.3 Preservation of Rights. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Security Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights and remedies of the Collateral Agent provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent to exercise any of its rights or exhaust any recourse under any other Transaction Document against such party or against any other Person.

Section 5.4 Unenforceability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.5 Survival of Agreements. All representations and warranties of each Grantor herein, and all covenants and agreements herein shall survive the execution and delivery of this Security Agreement, the execution and delivery of any other Transaction Documents and the creation of the Secured Obligations.

Section 5.6 Other Liable Party. Neither this Security Agreement nor the exercise by the Collateral Agent or the failure of the Collateral Agent to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Grantor from liability on the Secured Obligations or any deficiency thereon. This Security Agreement shall continue irrespective of the fact that the liability of any Grantor may have ceased or irrespective of the validity or enforceability of any other Transaction Document to which any Grantor may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Grantor, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Grantor.

Section 5.7 Binding Effect and Assignment. This Security Agreement creates a continuing security interest in the Collateral and (a) shall be binding on each Grantor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, the Collateral Agent may pledge, assign or otherwise transfer any or all of its rights hereunder as provided in the Collateral Agency Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent, herein or otherwise.

Section 5.8 Termination. It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Security Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations. Upon the payment in full in cash of the Secured Obligations and the termination or expiration of the commitments of the Revolving Lenders to extend credit under the Revolving Credit Agreement, then upon written request for the termination hereof delivered by ETE to the Collateral Agent, this Security Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Grantors. The Collateral Agent will, upon the respective Grantor’s request and at the respective Grantor’s expense, return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of in accordance with the terms of this Security Agreement free and clear of the security interests hereof and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 5.9 Governing Law and Choice of Venue.

(a) GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTIES MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST ETE OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH GRANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.1. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 5.10 Counterparts. This Security Agreement may be separately executed in any number of counterparts (including by facsimile transmission), all of which when so executed shall be deemed to constitute one and the same Agreement.

Section 5.11 Loan Document. This Security Agreement is a “Loan Document” (or other equivalent defined term) for purposes of each Transaction Document, and, except as expressly provided herein to the contrary, this Security Agreement is subject to all provisions of the applicable Transaction Document governing “Loan Documents” (or other equivalent defined term).

Section 5.12 Limitation on Recourse Against Non-Guarantor Grantor. In respect of any Grantor that is neither ETE nor a Guarantor, the Secured Parties will look solely to the Collateral pledged by such Grantor and nothing contained in this Security Agreement will create any right for any Secured Party to enforce a deficiency in respect of the Secured Obligations against such Grantor. The foregoing shall not limit the rights of any Secured Party to proceed against such Grantor (i) to enforce the security interest against Collateral pledged by such Grantor (including enforcement in connection with any proceeding under the United States Bankruptcy Code), (ii) to enforce any policy of insurance or to recover any condemnation proceeds or insurance proceeds or other similar funds in respect of Collateral pledged by such Grantor (but only to the extent of the value of such Collateral), (iii) to recover damages for fraud or waste by such Grantor in respect of Collateral pledged by such Grantor (but only to the extent of the value of such Collateral), or (iv) to recover Collateral or proceeds of Collateral that, under the terms of the Transaction Documents, should have been delivered or paid to the Collateral Agent by such Grantor. This Section shall not waive any right which the Collateral Agent may have to make any election permitted under Section 1111(b) of the United States Bankruptcy Code or to require that after acquired property of the Grantor shall continue to secure the Secured Obligations.

Section 5.13 FINAL AGREEMENT. THIS WRITTEN PLEDGE AND SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES.

Section 5.14 AGENTS. The Collateral Agent may exercise its rights and remedies hereunder directly or through agents appointed by it.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

ENERGY TRANSFER EQUITY, L.P.
By:	LE GP, LLC, its general partner

ETE GP ACQUIRER LLC
By:	Energy Transfer Equity, L.P., its sole member
By:	LE GP, LLC, its general partner

ETE SERVICES COMPANY, LLC
By:	Energy Transfer Equity, L.P., its sole member
By:	LE GP, LLC, its general partner

ETE COMMON HOLDINGS MEMBER, LLC

ETE COMMON HOLDINGS, LLC

By:	/s/ John W. McReynolds
John W. McReynolds
President

ENERGY TRANSFER PARTNERS, L.L.C.

By:	/s/ Martin Salinas Jr.
Martin Salinas Jr.
Chief Financial Officer

[Signature Page to Second Amended and Restated Pledge and Security Agreement]

REGENCY GP LLC

REGENCY EMPLOYEES MANAGEMENT HOLDINGS LLC
By:	Regency GP LP, its sole member
By:	Regency GP LLC, its general partner

REGENCY EMPLOYEES MANAGEMENT LLC
By:	Regency GP LLC
AND
By:	Regency Employee Management Holdings, LLC, its members
By:	Regency GP LP, its sole member
By:	Regency GP LLC, its general partner

By:	/s/ Michael J. Bradley
Michael J. Bradley
President and Chief Executive Officer

Address of each Grantor:

2828 Woodside Street

Dallas, TX 75204

Attention: Chief Financial Officer

Phone: (214) 981-0722

Facsimile: (214) 981-0706

[Signature Page to Second Amended and Restated Pledge and Security Agreement]

Agreed and Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

Address of the Collateral Agent:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, TX, 77056

Attention: Mauri J. Cowen, Vice President

Phone: (713) 235-9206

Facsimile: (713) 235-9213

Email: mauri.cowen@usbank.com

[Signature Page to Second Amended and Restated Pledge and Security Agreement]

SCHEDULE 1

GENERAL INFORMATION

(A)	Full legal name, type of organization, jurisdiction and organizational identification number of each Grantor:

Name	State of Incorporation/ Formation	Organizational #
Energy Transfer Equity, L.P.	Delaware	4019371
Energy Transfer Partners, L.L.C.	Delaware	3187550
ETE GP Acquirer LLC	Delaware	4820006
ETE Services Company, LLC	Delaware	4821292
ETE Common Holdings Member, LLC	Delaware	5325442
ETE Common Holdings, LLC	Delaware	5325445
Regency GP LLC	Delaware	4027333
Regency Employees Management LLC	Delaware	4630223
Regency Employees Management Holdings LLC	Delaware	4630226

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

None

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office and Corporate Structure within past five (5) years:

None

EXHIBIT A

Description of Pledged Shares

Grantor	Company	Cert. No.	# of Shares	Percentage of Equity Interest Pledged
None

Description of Partnership Interests

Grantor	Company	Cert. No.	Percentage and Type of Equity Interest Pledged

Energy Transfer Equity, L.P.	Energy Transfer Partners GP, L.P.	1	100% Class A limited partnership interest[1]

Energy Transfer Equity, L.P.	Energy Transfer Partners GP, L.P.	2	50% of the Class B limited partnership interests[2]

Energy Transfer Equity, L.P.	Energy Transfer Partners GP, L.P.	4	50% of the Class B limited partnership interests[3]

Energy Transfer Partners, L.L.C.	Energy Transfer Partners GP, L.P.	2	.01% general partnership interest

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.	None*	44,324,102 common limited partnership units

[1]	Such interests when combined with the Class B limited partnership interests described below constitute the 99.99% limited partnership interests in Energy Transfer Partners GP, L.P.
[2]	Such interests when combined with the Class A limited partnership interests described above and the additional Class B limited partnership interests described below constitute the 99.99% limited partnership interests in Energy Transfer Partners GP, L.P.
[3]	Such interests when combined with the Class A limited partnership interests described above and the additional Class B limited partnership interests described below constitute the 99.99% limited partnership interests in Energy Transfer Partners GP, L.P.

EXHIBIT A

Grantor	Company	Cert. No.	Percentage and Type of Equity Interest Pledged

ETE Common Holdings, LLC	Energy Transfer Partners, L.P.	None*	5,226,967 common limited partnership units

ETE Common Holdings, LLC	Energy Transfer Partners, L.P.	None*	50,160,000 Class H limited partnership units

ETE GP Acquirer LLC	Regency GP LP	None*	99.999% limited partnership interest[1]

Regency GP LLC	Regency GP LP	None*	.001% general partnership interest representing 100% of the general partnership interests[1]

Energy Transfer Equity, L.P.	Regency Energy Partners LP	RP 0312	26,266,791 common limited partnership units

*	Non-certificated
[1]	As of the Closing Date, such Partnership Interests constitute Excluded Assets pursuant to clause (g) of the definition thereof

Description of LLC Rights

Grantor	Company	Cert. No.	Percentage and Type of Equity Interest Pledged

Energy Transfer Equity, L.P.	Energy Transfer Partners, L.L.C.	5	100% limited liability company interests (10,000 Class A units)

Energy Transfer Equity, L.P.	ETE GP Acquirer LLC	1	100% limited liability company interests (1,000 units)[2]

Energy Transfer Equity, L.P.	ETE Services Company, LLC	001	100% limited liability company interests (1,000 units)

ETE GP Acquirer LLC	Regency GP LLC	1	100% limited liability company interests

EXHIBIT A

2

Regency GP LLC	Regency Employees Management Holdings LLC	None*	100% limited liability company interests

Regency GP LLC	Regency Employees Management LLC	None*	99.9% limited liability company interests

Regency Employees Management Holdings LLC	Regency Employees Management LLC	None*	0.1% limited liability company interests

Energy Transfer Equity, L.P.	ETE Sigma Holdco, LLC	None*	100% limited liability company interests

ETE Common Holdings, LLC	Sunoco Partners LLC	None*	0.1% limited liability company interests

Energy Transfer Equity, L.P.	ETE Common Holdings Member, LLC	None*	100% limited liability company interests[2]

Energy Transfer Equity, L.P.	ETE Common Holdings, LLC	None*	99.8% limited liability company interests[2]

ETE Common Holdings Member, LLC	ETE Common Holdings, LLC	None*	0.2% limited liability company interests[2]

*	Non-certificated
[2]	As of the Closing Date, such LLC Rights constitute Excluded Assets pursuant to clause (g) of the definition thereof

EXHIBIT A

3

EXHIBIT B

FORM OF PLEDGE AND SECURITY AGREEMENT AND

COLLATERAL AGENCY AGREEMENT SUPPLEMENT

            , 201

U.S. Bank National Association, as the Collateral Agent

5555 San Felipe Street, Suite 1150

Houston, TX, 77056

Attention: Mauri J. Cowen, Vice President

Phone: (713) 235-9206

Facsimile: (713) 235-9213

Email: mauri.cowen@usbank.com

Re:	(i) Second Amended and Restated Pledge and Security Agreement dated as of December 2, 2013 (herein, as from time to time further amended, supplemented or restated prior to the date hereof, called the “Security Agreement”) among Energy Transfer Equity, L.P., a Delaware limited partnership, U.S. Bank National Association (“US Bank”), as Collateral Agent (the “Collateral Agent”) and the Grantors party thereto and (ii) Amended and Restated Collateral Agency Agreement dated as of December 2, 2013 (herein, as from time to time amended, supplemented or restated prior to the date hereof, called the “Agency Agreement”) among Credit Suisse AG, Cayman Islands Branch (“CS”), as Revolving Administrative Agent, CS, as the Term Loan Administrative Agent, US Bank, as trustee, on behalf of the Secured Parties, each of the grantors party thereto, each Additional Grantor and the Collateral Agent.

Ladies and Gentlemen:

Reference is made to the Security Agreement and the Agency Agreement. The capitalized terms defined in the Security Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Joinder. The undersigned (the “Grantor”) hereby agrees to become a party as a “Grantor” under the Security Agreement and an “Additional Grantor” under the Agency Agreement for all purposes thereof on the terms set forth therein.

Section 2. Appointment of Collateral Agent. The undersigned Grantor hereby confirms the appointment of the Collateral Agent set forth in the Agency Agreement.

Section 3. Grant of Security Interest. The undersigned Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in

EXHIBIT B

which Grantor now has or hereafter acquires an interest and wherever the same may be located. The undersigned Grantor represents and warrants that the attached supplements to schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such supplements to schedules shall constitute part of the schedules to the Security Agreement.

Section 4. Obligations Under the Security Agreement and Agency Agreement. The undersigned Grantor hereby agrees, as of the date first above written, to be bound as a “Grantor” by all of the terms and conditions of the Security Agreement and an “Additional Grantor” by all of the terms and conditions of the Agency Agreement to the same extent as each of the other Grantors thereunder. The undersigned Grantor further agrees, as of the date first above written, that each reference in each of the Security Agreement and the Agency Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, and each reference in any other Transaction Document to a “Grantor” shall also mean and be a reference to the undersigned.

Section 5. Representations, Warranties and Covenants. The undersigned Grantor hereby (a) makes each representation and warranty set forth in Section 3.1 of the Security Agreement, (b) undertakes each covenant obligation set forth in Section 3.2 of the Security Agreement and (c) undertakes each obligation applicable to a “Grantor” pursuant to the Agency Agreement, in each case to the same extent as each other Grantor.

Section 6. Governing law and Choice of Venue. This Pledge and Security Agreement and Collateral Agency Agreement Supplement (this “Supplement”) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, except as required by mandatory provisions of law and except to the extent that the perfection and the effect of perfection or non-perfection of the security interest created hereunder, in respect of any particular Collateral, are governed by the laws of a jurisdiction other than such State. Each of the Grantors irrevocably waives any objection, to the extent permitted by applicable law, that it may now or hereafter have (including any claim of inconvenient forum) to the venue of any legal proceeding arising out of or relating to this Supplement in the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.

Section 7. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

EXHIBIT B

2

IN WITNESS WHEREOF, the undersigned has caused this Pledge and Security Agreement and Collateral Agency Agreement Supplement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

EXHIBIT B

3